Exhibit 4.3
EXECUTION COPY

SECURITY AGREEMENT

dated as of

July 30, 2007

among

EVERGREEN ENERGY INC.,

EVERGREEN OPERATIONS, LLC

KFX PLANT, LLC,

KFX OPERATIONS, LLC,

LANDRICA DEVELOPMENT COMPANY,

BUCKEYE INDUSTRIAL MINING CO.

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

TABLE OF CONTENTS
_________________

SCHEDULES:

Schedule 1	Pledged Investment Property and Deposit Accounts Owned by Original Lien Grantors

EXHIBITS:

Exhibit A	Security Agreement Supplement

Exhibit B	Perfection Certificate

ii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of July 30, 2007 (the “Effective Date”) by EVERGREEN ENERGY INC., a Delaware corporation (the “Issuer”), EVERGREEN OPERATIONS, LLC, a Delaware limited liability company (“Evergreen Operations”), KFX PLANT, LLC, a Wyoming limited liability company (“KFx Plant”), KFX OPERATIONS, LLC, a Wyoming limited liability company (“KFx Operations”), LANDRICA DEVELOPMENT COMPANY, a South Dakota corporation (“Landrica”), and BUCKEYE INDUSTRIAL MINING CO., an Ohio corporation (“Buckeye,” and together with Evergreen Operations, KFx Plant, KFx Operations and Landrica, the “Subsidiary Guarantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent and Trustee (the “Collateral Agent”) for the benefit of the Holders (as defined below).

RECITALS

WHEREAS, the Issuer, the Subsidiary Guarantors and the Collateral Agent, have entered into an Indenture, dated as of July 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the 8.00% Convertible Senior Notes due 2012 (the “Notes”) of the Issuer, all as contemplated therein (with the holders from time to time of Notes being referred to herein as the “Holders” and, together with the Collateral Agent, as the “Secured Parties”);

WHEREAS, pursuant to Article 13 of the Indenture, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Parties the payment when due of all the Secured Obligations (as hereinafter defined);

WHEREAS, it is a condition precedent to the issuance of the Notes by the Issuer that each Lien Grantor shall have executed and delivered to the Collateral Agent this Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.

(a)        Terms Defined in Indenture.  Terms defined in the Indenture and not otherwise defined in subsection (b) or (c) of this Section 1 have, as used herein, the respective meanings provided for therein.

(b)        Terms Defined in UCC.  As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Authenticate	9-102
Certificated Security	8-102
Deposit Account	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Financial Asset	8-102 & 103
Investment Property	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102

(c)        Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Agreement” has the meaning specified in the preamble hereto.

“Buckeye” has the meaning specified in the preamble hereto.

“Cash Collateral Accounts” mean, collectively, the Issuer Cash Collateral Account and each of the Subsidiary Guarantor Cash Collateral Accounts.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” has the meaning specified in Section 2(a).

 “Collateral Accounts” means the Cash Collateral Accounts, the Controlled Deposit Accounts, the Controlled Securities Accounts and the Investment Property Collateral Accounts.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Price Trigger” has the meaning specified in the Indenture.

 “Control” has the following meanings:

(a)        when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106, and

(b)        when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104.

“Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Lien Grantor, a deposit account control agreement among such Lien Grantor, the Collateral Agent and the relevant Depositary Bank, (i) providing that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto), which agreement shall be in form and substance satisfactory to the Collateral Agent.

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Effective Date” has the meaning specified in the preamble hereto.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based on (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Escrow Amount” has the meaning specified in Section 8(b)(i).

“Evergreen Operations” has the meaning specified in the preamble hereto.

“Excluded Accounts” has the meaning specified in Section 2(a).

“Federal Government” means the federal government of the United States or any agency or instrumentality thereof.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holders” has the meaning specified in the recitals hereto.

“Indenture” has the meaning specified in the recitals hereto.

“Investment Property Collateral Account” has the meaning specified in Section 9.

“Issuer” has the meaning specified in the preamble hereto.

“Issuer Cash Collateral Account” is the account named under the caption “Issuer Cash Collateral Account” in Part IV of Schedule 1.

“KFx Operations” has the meaning specified in the preamble hereto.

“KFx Plant” has the meaning specified in the preamble hereto.

“Landrica” has the meaning specified in the preamble hereto.

 “Lien Grantors” means the Issuer and the Subsidiary Guarantors.

“Liquid Investment” means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.

“LLC Interest” means a membership interest or similar interest in a limited liability company.

“Notes” has the meaning specified in the recitals hereto.

“Noteholder Documents” means the Indenture, the Notes and the Security Documents.

 “Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Collateral Agent) addressed and delivered to the Collateral Agent.

“Original Lien Grantor” means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Partnership Interest” means a partnership interest, whether general or limited.

 “Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules contemplated thereby to the satisfaction of the Collateral Agent, and signed by an officer of such Lien Grantor.

“Permitted Investments” means investments in:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)           commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000; and

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

“Permitted Liens” has the meaning specified in the Indenture.

“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.

“Pledged Equity Interest” means the Equity Interests in Evergreen Operations.

 “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Securities Account Control Agreement” means, when used with respect to a Securities Account, a securities account control agreement among the relevant Securities Intermediary, the relevant Lien Grantor and the Collateral Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the relevant Lien Grantor, which agreement shall be in form and substance satisfactory to the Collateral Agent.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Lien Grantor as a party hereto pursuant to Section 23 and/or adding additional property to the Collateral.

“Security Documents” has the meaning set forth in the Indenture.

“Security Interest” has the meaning set forth 2(a).

“Secured Obligations” has the meaning set forth 2(a).

“Secured Parties” has the meaning specified in the recitals hereto.

“Subsidiary Guarantor Cash Collateral Account” has the meaning specified in Section 10.

“Subsidiary Guarantors” has the meaning specified in the preamble.

“Termination Date” means for all Lien Grantors, the date which is the earlier to occur of (a) payment in full of the Secured Obligations (other than contingent indemnity obligations) of all Lien Grantors or (b) the satisfaction of the Collateral Price Trigger by the Issuer.

“Transaction Liens” means the Liens granted by the Lien Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(d)        Terms Generally.  The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii)any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.  Grant of Transaction Liens.

(a)        Each Lien Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Obligations of such Grantor under the Noteholder Documents (the “Secured Obligations”), a security interest (the “Security Interest”) in all right, title and interest of such Lien Grantor in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)            all Deposit Accounts;

(ii)            all Pledged Equity Interests;

(iii)            all Investment Property other than Evergreen Operations Equity Interests in Buckeye, Landrica, KFx Plant and KFx Operations;

(iv)            all of such Lien Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent; and

(v)            all Proceeds of the Collateral described in the foregoing clauses (i) through (iv);

provided that the following property is excluded from the foregoing security interests: (A) any Deposit Account or Securities Account created in connection with one or more Projects (as defined in the Indenture) and (B) any Deposit Account or Securities Account holding cash that has been posted, segregated or otherwise set aside in connection with certain regulatory and contractual obligations, including environmental remediation (clauses (A) and (B) collectively, the “Excluded Accounts”) .

(b)        With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)        The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Issuer with respect to any of the Collateral or any transaction in connection therewith.

Section 3.  General Representations and Warranties.  (I) Each Original Lien Grantor represents and warrants that:

(a)        Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b)        Schedule 1 lists, as of the Effective Date, (i) all Securities owned by such Lien Grantor that are Pledged pursuant to this Agreement, (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements, and (iii) all Deposit Accounts owned by such Lien Grantor.

(c)        Such Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

(d)        Such Lien Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement.  No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.  After the Effective Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

(e)        Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein is correct and complete as of the Effective Date. Within 60 days after the Effective Date, such Lien Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Collateral.

(f)        When UCC financing statements describing the Collateral have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the collateral described therein owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such UCC financing statements, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

(II)          The Issuer represents and warrants that:

(a)           The Issuer owns and holds the Pledged Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person) as of the Effective Date.

(b)           All Pledged Equity Interests owned by the Issuer are owned by it free and clear of any Lien other than (g) the Transaction Liens and (h) any inchoate tax liens.  All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which the Issuer owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable.  None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person.  The Issuer is not and will not become a party to or otherwise bound by any agreement (except the Noteholder Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(III)         Evergreen Operations represents and warrants that:

(a)           Evergreen Operations hereby (i) acknowledges the security interest of the Collateral Agent in such Pledged Equity Interest granted by the Issuer hereunder, (ii) confirms that it has not received notice of any other Lien (except Permitted Liens) as of the Effective Date in such Pledged Equity Interests (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity Interests), (iii) agrees that it will comply with the instructions with respect to such Pledged Equity Interests originated by the Collateral Agent without further consent of the Issuer and (iv) otherwise agrees that it will be bound by the terms of this Agreement relating to the Pledged Equity Interests issued by it.

(b)           Evergreen Operations hereby consents to the extent required by applicable organizational documents to the pledge by the Issuer, pursuant to the terms hereof, of the Pledged Equity Interests, and upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Equity Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as the substituted partner or member in such limited liability company with all rights, powers and duties of a limited member.

Section 4.  Further Assurances; General Covenants.  Each Lien Grantor covenants as follows:

(a)        Such Lien Grantor will, from time to time, at the Issuer’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to:

(i)            create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor’s Collateral;

(ii)            in the case of Pledged Deposit Accounts and Pledged Investment Property, cause the Collateral Agent to have Control thereof;

(iii)           enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv)           enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Lien Grantor’s signature appearing thereon.  Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

(b)        Such Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 4(c).

(c)        At least 30 days before it takes any action contemplated by Section 4(b), such Lien Grantor will, at the Issuer’s expense, cause to be delivered to the Collateral Agent an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Lien Grantor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor’s representations and warranties herein relating to such Collateral.

(d)        Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral (it being understood that such Lien Grantor may withdraw, or direct the disposition of, funds held in any Collateral Account (except the Cash Collateral Accounts) subject to the provisions of Section 9 hereto).

(e)        Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(f)        From time to time upon request by the Collateral Agent, such Lien Grantor will, at the Issuer’s expense, cause to be delivered to the Secured Parties an Opinion of Counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

Section 5.  Investment Property.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Certificated Securities.  On the Effective Date, (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities owned by such Lien Grantor.

Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security in any Subsidiary Guarantor, such Lien Grantor will immediately deliver such certificate to the Collateral Agent as Collateral hereunder.

(b)        Uncertificated Securities.  On the Effective Date, (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will enter into (and cause the relevant Subsidiary Guarantor to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then by such Lien Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  In connection therewith, such Lien Grantor shall caused to be delivered to the Collateral Agent an Opinion of Counsel satisfactory to the Collateral Agent as to the creation and perfection of the security interests contemplated by this sub-clause (b) and such other matters as the Collateral Agent may reasonably request. Thereafter, whenever such Lien Grantor acquires any other Pledged Uncertificated Security in any Subsidiary Guarantor, such Lien Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same).  The provisions of this subsection are subject to Section 10(c).

(c)        Security Entitlements.  Not later than 90 days from the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). In connection therewith, such Lien Grantor shall caused to be delivered to the Collateral Agent an Opinion of Counsel satisfactory to the Collateral Agent as to the creation and perfection of the security interests contemplated by this sub-clause (c) and such other matters as the Collateral Agent may reasonably request. Thereafter, whenever such Lien Grantor acquires any other Security Entitlement, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.  The provisions of this subsection are subject to Section 10(c).

(d)        Perfection as to Certificated Securities.  When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 5(h) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(e)        Perfection as to Uncertificated Securities.  When such Lien Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(f)        Perfection as to Security Entitlements.  So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account or to its Investment Property Collateral Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.

(g)        Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(h)        Delivery of Pledged Certificates.  All Pledged Certificates, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent.

(i)        Communications.  Each Lien Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Lien Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Lien Grantor is the Entitlement Holder.

(j)        Compliance with Applicable Foreign Laws.  If and so long as the Collateral includes (i) any Investment Property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a foreign legal entity, the relevant Lien Grantor will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral ranks prior to all Liens and rights of others therein.  If and so long as the Collateral includes any Pledged Uncertificated Security issued by such a foreign legal entity, the relevant Lien Grantor will comply with this subsection, and will not be required to comply with Section 5(b), with respect thereto.

Section 6.  Investment Property Collateral Accounts.  (a) At any time when an Event of Default has occurred and is continuing, the Collateral Agent will establish, at an office located in the United States, a Securities Account with respect to each Lien Grantor (such Lien Grantor’s “Investment Property Collateral Account”), in the name and under the exclusive control of the Collateral Agent, to which there shall be credited from time to time (i) all Securities that are to be credited thereto pursuant to Section 10(a) or any other provision of any Security Document, (ii) any other Financial Assets that underlie Security Entitlements included in such Lien Grantor’s Collateral and (iii) the cash proceeds thereof.  Each Investment Property Collateral Account will be operated as provided in Section 9.

(b)        The Collateral Agent and each Lien Grantor agree (and will cause the relevant Securities Intermediary, if other than the Collateral Agent, to agree) that (i) such Lien Grantor’s Investment Property Collateral Account will be a Securities Account, (ii) the Collateral Agent will be the Entitlement Holder with respect thereto and (iii) all property (whether Investment Property, financial asset, security, instrument, cash or other property) credited to such account will be treated as Financial Assets.

Section 7.  Controlled Deposit Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

(a)        Not later than 90 days from the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will, with respect to each of such Lien Grantor’s Deposit Account (other than the Excluded Accounts) enter into (and cause the relevant Depository Bank to enter into) a Deposit Account Control Agreement in respect of such Deposit Account and will deliver such Deposit Account Control Agreement to the Collateral Agent (which shall enter into the same). In connection therewith, such Lien Grantor shall caused to be delivered to the Collateral Agent an Opinion of Counsel satisfactory to the Collateral Agent as to the creation and perfection of the security interests contemplated by this sub-clause (a) and such other matters as the Collateral Agent may reasonably request.

(b)        All cash owned by such Lien Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 9.

(c)        In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(d)        So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).

(e)        Materiality Exception.  The Lien Grantors have the right not to comply with the foregoing provisions of this Section with respect to Deposit Accounts having total collected balances that do not at any time exceed $1,500,000 in the aggregate for all Lien Grantors.  However, if an Event of Default occurs and is continuing, the Collateral Agent may terminate the foregoing right not to comply, or reduce the amount thereof, by giving at least 10 Business Days’ notice of such termination or reduction to the relevant Lien Grantors.

Section 8.  Cash Collateral Account.  (a) (i) The Collateral Agent will establish with respect to the Issuer, the Issuer Cash Collateral Account, in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by Issuer that are to be deposited therein pursuant to the Noteholder Documents shall be deposited from time to time, and (ii) if and when required for purposes hereof, the Collateral Agent will establish with respect to each Subsidiary Guarantor an account (each, a “Subsidiary Guarantor Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Subsidiary Guarantor that are to be deposited therein pursuant to the Noteholder Documents shall be deposited from time to time.  Each Cash Collateral Account will be operated as provided in this Section.

(b)        The Collateral Agent shall deposit the following amounts, as and when received by it, as follows:

(i)             on the Effective Date, $18,000,000 (the “Escrow Amount”) to be deposited into the Issuer’s Cash Collateral Account as required by Section 6.01(c) of the Indenture; and

(ii)      each amount required by Section 5.13(a)(v) of the Indenture to be deposited into Issuer’s Cash Collateral Account or such Subsidary Guarantor’s Cash Collateral Account, as applicable; and

(iii)     each amount realized or otherwise received by the Collateral Agent with respect to the assets of the Lien Grantors upon any exercise of remedies pursuant to any Noteholder Document in the Issuer’s Cash Collateral Account or such Subsidiary Guarantor’s Cash Collateral Account, as applicable.

(c)        The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in the Cash Collateral Accounts from time, as applicable. All withdrawals and application of amounts from the Cash Collateral Accounts shall be in accordance with this Section 8, Section 9 and Article 5 or 6 of the Indenture.

(d)        If an Event of Default shall have occurred and is continuing, the Collateral Agent may (a) liquidate any or all investments held in the Cash Collateral Accounts and/or (b) withdraw any amounts held therein and apply such amounts as provided in Article 6 of the Indenture.

(e)        Upon the termination of the Transaction Liens in accordance with Section 19(a) hereof, to the extent that any amounts credited to such Cash Collateral Account shall have not withdrawn by the Collateral Agent and applied in accordance with the terms of the Indenture, such amounts shall, at the relevant Lien Grantor’s request, be withdrawn and returned to such Lien Grantor if and when permitted by the terms of the Indenture (it being understood that the Collateral Agent shall be entitled to deduct such amounts owing to it under the Indenture or this Agreement and any amounts returned to such Lien Grantor shall be net of the foregoing amounts).

Section 9.  Operation of Collateral Accounts.  (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

(b)        Funds held in any Controlled Securities Account or Investment Property Collateral Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Lien Grantor shall request from time to time; provided that, if an Event of Default shall have occurred and be continuing, Collateral Agent may select such Permitted Investments.

(c)        Funds held in any Controlled Deposit Account or Cash Collateral Account may, until withdrawn, be invested and reinvested in such Liquid Investments as the relevant Lien Grantor shall request from time to time; provided that (i) if an Event of Default shall have occurred and be continuing, Collateral Agent may select such Liquid Investments and (ii) if such Liquid Investments are to be held in a Securities Account, either (x) the Collateral Agent is the Entitlement Holder with respect to such Liquid Investments or (y) the relevant Entitlement Holder and the relevant Securities Intermediary shall have theretofore entered into a Securities Account Control Agreement with respect to such Securities Account and delivered it to the Collateral Agent (which shall enter into the same).

(d)        With respect to each Collateral Account (except a Cash Collateral Account, as to which Section 8 applies), the Collateral Agent will instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Collateral Agent rescinds such instruction.  The Collateral Agent will not rescind such instructions unless an Event of Default shall have occurred and be continuing. With respect to each Cash Collateral Account, the Collateral Agent will instruct the relevant Depository Bank that no funds therein may be withdrawn for any purpose or released to the relevant Lien Grantor unless such instruction is given pursuant to the terms of the Indenture, provided that in no event shall the Escrow Amount be released to the Issuer until the Collateral Agent notifies the Depository Bank that the Termination Date has occurred.

(e)        No Lien Grantor will cause funds to be transferred from a Collateral Account to any other account owned by the Issuer or its Subsidiaries unless such other account is a Collateral Account, provided that, subject to subsection (c) above, a Lien Grantor may transfer funds from any Collateral Account (except a Cash Collateral Account) to any account that is not a Collateral Account unless, immediately after such transfer, the aggregate amount held in all such accounts that are not Collateral Accounts would exceed $1,500,000.

(f)        If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 14.

(g)        If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

Section 10.  Transfer Of Record Ownership.  (a)At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable):

(i)          cause each of the Pledged Security (or any portion thereof specified in such direction) to be (x) transferred of record into the name of the Collateral Agent or its nominee or (y) credited to the relevant Lien Grantor’s Investment Property Collateral Account; and

(ii)         cause the Financial Asset underlying each Pledged Security Entitlement to be credited to the relevant Lien Grantor’s Investment Property Collateral Account.

(b)        Perfection upon Transfer of Record Ownership. If and when any Pledged Security (whether certificated or uncertificated) owned by such Lien Grantor is transferred of record into the name of the Collateral Agent or its nominee pursuant to Section 10(a), (i) the Transaction Lien on such Pledged Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.  If and when any Pledged Security owned by such Lien Grantor is credited to its Investment Property Collateral Account pursuant to Section 10(a), Section 5(f) will apply to the resulting Security Entitlement.

(c)        Provisions Inapplicable after Transfer of Record Ownership.  If the provisions of Section 10(a) are implemented, Sections 5(b) and 5(c) shall not thereafter apply to (i) any Pledged Security that is registered in the name of the Collateral Agent or its nominee or (ii) any Security Entitlement in respect of which the Collateral Agent or its nominee is the Entitlement Holder.

(d)        Communications after Transfer of Record Ownership.  The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to (i) Pledged Securities registered in the name of the Collateral Agent or its nominee and (ii) Pledged Security Entitlements as to which the Collateral Agent or its nominee is the Entitlement Holder.

Section 11.  Right to Vote Securities.  (a) Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.  Unless an Event of Default shall have occurred and be continuing, the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b)        If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

Section 12.  Certain Cash Distributions.  Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 9.  Cash Distributions with respect to any Pledged Equity Interest that is not held in a Collateral Account (whether held in the name of a Lien Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Lien Grantor; provided that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may deposit, or direct the recipient thereof to deposit, each such Cash Distribution in the relevant Lien Grantor’s Cash Collateral Account.

Section 13.  Remedies upon Event of Default.  (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b)        Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to the Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts  and apply such cash as provided in Section 14 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof.  Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 16.

Section 14.  Application of Proceeds.  (a)  If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral (after payment of any amounts payable to the Collateral Agent pursuant to Section 9.06 of the Indenture) for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in accordance with the terms of the Indenture, as the case may be.  Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining on the Termination Date for the Issuer shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive such surplus.

Section 15.  Fees and Expenses; Indemnification.  (a)  The Issuer will forthwith upon demand pay to the Collateral Agent:

(i)            the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii)            the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any

Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

(iii)            the amount of any fees that the Issuer shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv)            the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent’s gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 17 and 18).

(b)        If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Issuer will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c)        The Issuer shall indemnify each of the Secured Parties, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) arising out of, or in connection with any and all Environmental Liabilities.  Without limiting the generality of the foregoing, each Lien Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

Section 16.  Authority to Administer Collateral.  Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Issuer’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a)        to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)        to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)        to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(d)        to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, the Collateral Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 17.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

Section 18.  General Provisions Concerning the Collateral Agent.  (a) Authority.  The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

(b)        Rights and Powers as a Secured Party.  The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent.  Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Issuer, its Subsidiaries or Affiliate thereof as if it were not the Collateral Agent hereunder.

(c)        Limited Duties and Responsibilities.  The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein.  Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Noteholder Documents that the Collateral Agent is required in writing to exercise by the Noteholders, and (iii) except as expressly set forth in the Noteholder Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Issuer or its Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity.  The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Noteholders (or such other number or percentage of the Noteholders as shall be necessary under the circumstances as provided in the Indenture) or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Issuer or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Security Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (D) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in any Security Document.

(d)        Authority to Rely on Certain Writings, Statements and Advice.  The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert.

(e)        Information as to Secured Obligations and Actions by Secured Parties.  For all purposes of the Security Documents, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Secured Obligations outstanding under the Indenture and actions taken by the holders thereof, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, and (iii) the Issuer, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(f)        The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

Section 19.  Termination of Transaction Liens; Release of Collateral.  (a)  On the Termination Date, the Transaction Liens granted by each Lien Grantor shall automatically terminate and all rights to the Collateral of such Lien Grantor shall revert to such Lien Grantor.

(b)        Upon any termination of the Transaction Liens, the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

Section 20.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified on its signature page, with first class or airmail postage prepaid. Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.

Section 21.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Noteholder Document preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies specified in the Noteholder Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 22.  Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties.  If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

Section 23.  Amendments, Waivers and Additional Lien Grantors.

(a)           No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Lien Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and, with respect to any such amendment, by each Lien Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be construed as a separate agreement with respect to each Lien Grantor and may be amended, modified, supplemented, waived or released with respect to any Lien Grantor without the approval of any other Lien Grantor and without affecting the obligations of any other Lien Grantor hereunder.

(b)           Upon execution and delivery by the Collateral Agent and any Person of a Security Agreement Supplement, such Person shall become a Lien Grantor hereunder with the same force and effect as if originally named as a Lien Grantor herein.  The execution and delivery of any such Security Agreement Supplement shall not require the consent of any other Lien Grantor hereunder.  The rights and obligations of each Lien Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(c)           Upon the delivery by the Issuer and any other Lien Grantor of a Security Agreement Supplement certifying supplements to the Schedules hereto in respect of any Lien Grantor, such schedule supplements shall be incorporated into and become a part of and supplement the Schedules hereto and the Collateral Agent may attach such schedule supplements to such Schedules, and each reference to the Schedules shall mean and be a reference to such Schedules, as supplemented pursuant to any such Security Agreement Supplement.  For the avoidance of doubt, the delivery of any Security Agreement Supplement shall not effect any release of the security interest granted by any Lien Grantor hereunder unless and until such release shall be effective pursuant to Section 19.

Section 24.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 25.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 26.  Severability.  If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EVERGREEN ENERGY INC.

By:	/s/ Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financal Officer

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Facsimile No.: (303) 293-8430

US BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

U.S. Bank National Association
            60 Livingston Avenue
            St. Paul, Minnesota 55107-2292
            Attention: Corporate Trust Services
            (Evergreen 8.00% Convertible Secured Notes due 2012)
            Fax: (651) 495-8097

Guarantors:

EVERGREEN OPERATIONS, LLC

By:	/s/ Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

Evergreen Operations, LLC
c/o Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Facsimile No.: (303) 293-8430

                                                              Guarantors:

KFX PLANT, LLC

By:	/s/ Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

KFx Plant, LLC
c/o Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Facsimile No.: (303) 293-8430

                                                              Guarantors:

KFX OPERATIONS, LLC

By:	/s/ Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

KFx Operations, LLC
c/o Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Facsimile No.: (303) 293-8430

                                                              Guarantors:

LANDRICA DEVELOPMENT COMPANY

By:	/s/ Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

Landrica Development Company
c/o Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Facsimile No.: (303) 293-8430

                                                              Guarantors:

BUCKEYE INDUSTRIAL MINING CO.

By:	Diana L. Kubik
	Name:	Diana L. Kubik
	Title:	Vice President and Chief Financial Officer

Buckeye Industrial Mining Co.
c/o Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202
Attention: Chief Financial Officer
Facsimile No.: (303) 293-8430

SCHEDULE 1

PLEDGED INVESTMENT PROPERTY AND DEPOSIT ACCOUNTS
OWNED BY ORIGINAL LIEN GRANTORS
(as of the Effective Date)

PART 1 — Securities

Issuer	Jurisdiction of Organization	Owner of Securities	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Original Lien Grantors own Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:1

Owner	Securities Intermediary	Account Number

_____________________
1  If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

S-2-1

PART 3 — Deposit Accounts

The Original Lien Grantors own the following Deposit Accounts:

Lien Grantor	Account Bank	Account Number

Part 4 – Issuer Cash Collateral Account

Issuer	Account Bank	Account Number
Evergreen Energy Inc.

S-2-2

EXHIBIT A
to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of _______, ____, between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and US BANK NATIONAL ASSOCIATION, as Collateral Agent.

WHEREAS, Evergreen Energy Inc., the other lien grantors named therein, and the Collateral Agent, have entered into an Indenture, dated as of July 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the 8.00% Convertible Senior Notes due 2012 (the “Notes”) of the Issuer, all as contemplated therein (with the holders from time to time of Notes being referred to herein as the “Holders” and, together with the Collateral Agent, as the “Secured Parties”);

WHEREAS, pursuant to Section 13 of the Indenture, each Lien Grantor (other than the Issuer) has jointly and severally guaranteed to the Secured Parties the payment when due of all the Secured Obligations (as hereinafter defined);

WHEREAS, [name of Lien Grantor] desires to become [is] a party to the Security Agreement as a Lien Grantor thereunder;2 and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Grant of Transaction Liens.  (a)  In order to secure the Secured Obligations, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

____________________
2  If the Lien Grantor is the Borrower, delete this recital and Section 1 hereof.

[describe property being added to the Collateral]

(b)       With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)       The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.      Delivery of Collateral.  Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor is complying with the provisions of Section 5 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

3.      Party to Security Agreement.  Upon delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.

4.           Address of Lien Grantor.  The address, facsimile number and e-mail address of the Lien Grantor for purposes of of the Security Agreement are as set forth on its signature page appended to this Supplement3.

5.           Representations and Warranties.4  The Lien Grantor is a corporation duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(a)       The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent.  The information set forth therein is correct and

____________________
3 Delete Sections 3 and 4 if the Lien Grantor is already a party to the Security Agreement.

4  Modify as needed if the Lien Grantor is not a corporation.

complete as of the date hereof.  Within 60 days after the date hereof, the Lien Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

(b)       The execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(c)       The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(d)       Each of the representations and warranties set forth in Sections 3 through 10 of the Security Agreement is true as applied to the Lien Grantor and the New Collateral.  For purposes of the foregoing sentence, references in said Sections to a “Lien Grantor” shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

6.           Governing Law.  This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

US BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule 1
to Security Agreement
Supplement

PLEDGED EQUITY INTERESTS
OWNED BY LIEN GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Shares or Units

Schedule 2
to Security Agreement
Supplement

INVESTMENT PROPERTY AND DEPOSIT ACCOUNTS
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY LIEN GRANTOR

PART 1 — Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:5

Securities Intermediary	Account Number

____________________
5  If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

PART 3 — Deposit Accounts

The Lien Grantor owns the following Deposit Accounts:

Lien Grantor	Account Bank	Account Number

EXHIBIT B
to Security Agreement

PERFECTION CERTIFICATE

The undersigned is a duly authorized officer of [NAME OF LIEN GRANTOR] (the “Lien Grantor”).  With reference to the Security Agreement dated as of  July [__], 2007 among EVERGREEN ENERGY INC., EVERGREEN OPERATIONS, LLC, KFX PLANT, LLC, KFX OPERATIONS, LLC, LANDRICA DEVELOPMENT COMPANY,  BUCKEYE INDUSTRIAL MINING CO. and US BANK NATIONAL ASSOCIATION, as Collateral Agent (terms defined therein being used herein as therein defined), the undersigned certifies to the Collateral Agent and each other Secured Party as follows:

A.        Information Required for Filings and Searches for Prior Filings.

1.      Jurisdiction of Organization.  The Lien Grantor is a corporation6 organized under the laws of ___________.

2.      Name.  The exact [corporate] name of the Lien Grantor as it appears in its [certificate of incorporation] is as follows:

3.      Prior Names; Predecessors.  Set forth below is each other corporate name that the Lien Grantor has had since its organization, together with the date of the relevant change:

(a)                   Except as set forth in Schedule I hereto, the Lien Grantor has not changed its corporate structure7 in any way within the past five years.

____________________
6   Modify as needed if the Lien Grantor is not a corporation.

7   Changes in corporate structure would include mergers and consolidations, as well as any change in the Lien Grantor’s form of organization.  If any such change has occurred, include in Schedule I the information required by Part A of this certificate as to each constituent party to a merger or consolidation and any other predecessor organization.

B-1

4.      Organizational ID Number.  Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of organization of the Lien Grantor.

5.      Chief Executive Office.  The chief executive office of the Lien Grantor (or its place of business if there is only one) is located at the following address:

Mailing Address	County	State

B.        Search Reports.

Attached hereto as Schedule II is a true copy of a file search report from the central UCC filing office in each jurisdiction identified in Part A above with respect to each name set forth in Part A–2and Part A–3 above.

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of __________, ____.

Name:
Title:

B-2

SCHEDULE I

CORPORATE STRUCTURE CHANGES

SCHEDULE II

LIEN SEARCHES